EXHIBIT 4

REGISTERED BOND                CUSIP No. 144141CH9




                         CAROLINA POWER & LIGHT COMPANY

                              First Mortgage Bond,
                        6.80% Series due August 15, 2007


No. R-                                                   $


         CAROLINA POWER & LIGHT COMPANY, a corporation of the State of North Carolina (hereinafter called the Company), for value received, hereby promises to pay to or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York,

                                     DOLLARS

on August 15, 2007, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from August 15, 1997, if the date of this bond is prior to February 15, 1998, or, if the date of this bond is after February 15, 1998, from the February 15 or August 15 next preceding the date of this bond, at the rate of 6.80% per annum in like coin or currency semi-annually at said office or agency, on February 15 and August 15 in each year until the principal of this bond shall have become due and payable.

         This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 6.80% Series due August 15, 2007, all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking fund or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto including the Sixty-fourth Supplemental Indenture dated as of August 15, 1997, called the Mortgage), dated as of May 1, 1940, executed by the Company to Irving Trust Company (now The Bank of New York), as Corporate Trustee, and Frederick G. Herbst (W.T. Cunningham, successor), as Individual Trustee. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least 70% in principal amount of the bonds then outstanding under the Mortgage and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least 70% in principal amount of the bonds then outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration, among other things, shall impair or affect the right of the holder to receive payment of the principal of and interest on this bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property. The Company has reserved the right to amend the Mortgage without any consent or other action by the holders of any series of bonds created after July 31, 1970 (including this series) so as to change 70% in the foregoing sentence to 66 2/3%.

         The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

         This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered temporary or definitive bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

         In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

         The bonds of this series are redeemable at the option of the Company, in whole at any time, or in part from time to time, prior to maturity, upon notice (which may be made subject to deposit of the redemption moneys with the Corporate Trustee on or before the date fixed for redemption (hereinafter called the Redemption Date)) mailed at least 30 days and not more than 90 days prior to the Redemption Date at a redemption price equal to the greater of (i) 100% of the principal amount thereof or (ii) the sum of the present values of the remaining scheduled payments of principal and interest from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the Sixty-fourth Supplemental Indenture mentioned above) plus 10 basis points, plus in each case accrued interest on the principal amount thereof to the Redemption Date. Reference is made to said Sixty-fourth Supplemental Indenture for the full terms of the redemption provisions applicable to the bonds of this series.

         No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

         This bond shall not become obligatory until The Bank of New York (formerly Irving Trust Company), the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

         IN WITNESS WHEREOF, CAROLINA POWER & LIGHT COMPANY has caused this bond to be signed in its corporate name by its President and Chief Executive Officer, or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

                         CAROLINA POWER & LIGHT COMPANY

DATED:


                                   By:
                                        ----------------------------------------
                                        President and Chief Executive Officer

ATTEST:

-------------------------------
         Secretary


                         CORPORATE TRUSTEE'S CERTIFICATE

         This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

                                            THE BANK OF NEW YORK,
                                                              Corporate Trustee


                                            By:
                                                -----------------------------
                                                     Authorized Officer